SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 22, 2010

BLUEGREEN CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

0-19292	03-0300793
(Commission File Number)	(IRS Employer Identification No,)

4960 Conference Way North, Suite 100, Boca Raton, Florida 33431

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (561) 912-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 22, 2010, Bluegreen Corporation (“the Company”) entered into a new timeshare receivables purchase facility with Quorum Federal Credit Union (“Quorum”). The Quorum facility allows for the sale of timeshare notes receivable on a non-recourse basis, pursuant to the terms of the facility and subject to certain conditions precedent. Quorum has agreed to purchase eligible timeshare receivables from the Company or certain of its subsidiaries up to an aggregate $20 million purchase price through August 31, 2011 at an 80% advance rate and at a program fee rate of 8% per annum, and at terms to be agreed upon through December 22, 2011. Eligibility requirements for receivables sold include, amongst others, that the obligors under the timeshare notes receivable sold be members of Quorum at the time of the note sale. The facility contemplates the ability of Quorum to purchase additional receivables subject to advance rates, fees and other terms to be agreed upon from time to time over and above the initial $20 million commitment, pursuant to the terms of the facility and subject to certain conditions precedent. Bluegreen or a subsidiary, as applicable, will receive all of the excess cash flows generated by the receivables transferred to Quorum under the facility (excess meaning after customary payment of fees and return of amounts invested by Quorum under the facility on a pro-rata basis as borrowers make payments on their timeshare loans).

While ownership of any timeshare receivables financed through the Quorum facility will be considered transferred and sold to Quorum for legal purposes, the transfer of these timeshare receivables will be accounted for as a secured borrowing for financial accounting purposes.

EXHIBIT INDEX

10.100 -

Loan Sale and Servicing Agreement by and among BRFC – Q 2010 LLC as Seller, Quorum Federal Credit Union as Buyer, Vacation Trust, Inc. as Club Trustee, U.S. Bank National Association as Custodian and Paying Agent, Bluegreen Corporation as Servicer and Concord Servicing Corporation as Backup Servicer, dated as of December 22, 2010.

10.101 -	BRFC – Q 2010 LLC, Standard Definitions, dated as of December 22, 2010.

10.102 -	Purchase and Contribution Agreement by and among Bluegreen Corporation and BRFC – Q 2010 LLC, dated December 22, 2010.

10.103 -

Loan Sale and Servicing Agreement by and among BBCV Receivables - Q 2010 LLC as Seller, Quorum Federal Credit Union as Buyer, Vacation Trust, Inc. as Club Trustee, U.S. Bank National Association as Custodian and Paying Agent, Bluegreen Corporation as Servicer and Concord Servicing Corporation as Backup Servicer, dated as of December 22, 2010.

10.104 -	BBCV Receivables – Q 2010 LLC, Standard Definitions, dated as of December 22, 2010.

10.105 -	Purchase and Contribution Agreement by and among Bluegreen/Big Cedar Vacations, LLC and BBCV Receivables – Q 2010 LLC, dated December 22, 2010.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2010

By:	/S/ ANTHONY M. PULEO
Anthony M. Puleo
Senior Vice President, Chief Financial Officer & Treasurer